News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

April 29, 2014
(N)
NYSE:STR
14-09

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS 17% INCREASE IN FIRST-QUARTER 2014 EARNINGS
Trail acquisition approved under Wexpro II Agreement
Maintains 2014 earnings per share guidance

SALT LAKE CITY - Questar Corporation (NYSE:STR) reported first-quarter 2014 net income of $85.1 million, or $0.48 per diluted share, up 17% compared to first-quarter 2013 net income of $72.9 million, or $0.41 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the quarter were up 12% to $206.3 million compared to $183.8 million in the year-ago period. Return on average common equity (ROE) was 18.9% for the 12 months ended March 31, 2014, excluding a $52.4 million after-tax impairment charge taken in the third quarter of 2013. Including the impairment charge, Questar’s ROE was 14.8%.

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended March 31,
	2014	2013	Change
	(in millions, except earnings per share)
Questar Gas	$39.6	$37.0	$2.6	7%
Wexpro	31.8	26.3	5.5	21%
Questar Pipeline	15.7	15.8	(0.1)	(1%)
Corporate and other	(2.0)	(6.2)	4.2	68%
Total net income	$85.1	$72.9	$12.2	17%
Earnings per diluted share	$0.48	$0.41	$0.07	17%
Average diluted shares	176.1	176.1	—	—%

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended March 31,
	2014	2013	Change
	(in millions)
Questar Gas	$84.3	$77.6	$6.7	9%
Wexpro	76.1	62.4	13.7	22%
Questar Pipeline	44.9	45.5	(0.6)	(1%)
Corporate and other	1.0	(1.7)	2.7	159%
Total Adjusted EBITDA	$206.3	$183.8	$22.5	12%
(a) Management defines Adjusted EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. See computations on the last page of the attached financial statements.

“We are very pleased with Questar’s strong performance in the first quarter,” said Ronald W. Jibson, Questar chairman, president and CEO. “Wexpro and Questar Gas grew net income by 21% and 7%, respectively, while Questar Pipeline's income was flat compared to last year’s first quarter. Adjusted EBITDA in the first quarter of 2014 was over $206 million, up 12% from the same quarter in 2013. Wexpro's recent Trail acquisition was approved under the Wexpro II Agreement and is now producing cost-of-service gas for Questar Gas customers. We are also pleased to report that Utah regulators recently issued a rate case order that allows Questar Gas to earn a competitive ROE and increase its spending under the infrastructure-replacement program’s tracker. Although there are a number of uncertainties that could still impact 2014, we remain comfortable with our initial 2014 earnings guidance range of $1.18 to $1.28 per diluted share, which we will update each quarter.”
Recent highlights include:

•	Wexpro’s Trail acquisition was approved in the first quarter for inclusion under the Wexpro II Agreement and is now producing cost-of-service natural gas for Questar Gas customers.

•	Wexpro's investment base grew by 31% over the past 12 months to $687.7 million, up from $526.8 million last year. The increase included $103.7 million associated with the Trail acquisition.

•
Questar Gas's rate case in Utah was resolved resulting in a 9.85% allowed ROE, a revenue increase of $7.6 million (2.6%), a $10 million enhancement to the infrastructure-replacement tracker and an increase in utility customers’ monthly basic service fee.

•	Questar Gas's customer growth rate increased to 1.6%, amounting to over 15,000 net new customers over the past 12 months.

•
Questar Fueling announced plans to design, build and manage compressed natural gas (CNG) fueling facilities in San Antonio and Phoenix anchored by Central Freight Lines, and recently announced another station in DeSoto, Texas, near the Dart Transit and Swift Transportation terminals.

•
Questar Pipeline’s and Questar Gas’s joint project to meet the capacity and delivery needs of Rocky Mountain Power’s new Lake Side 2 power-generation plant was completed and began generating revenues under Questar Pipeline's demand contract on April 1, 2014.

•	Questar Corporation resolved a Utah state income tax issue, resulting in significantly lower consolidated state income taxes.
 Questar Gas
Questar Gas's first-quarter 2014 net income rose 7% to $39.6 million, up from $37.0 million in the first quarter of 2013. Adjusted EBITDA was up 9% to $84.3 million in the current quarter compared to $77.6 million for the 2013 quarter. On a financial basis, Questar Gas earned a 10.0% ROE for the 12 months ended March 31, 2014. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:

CHANGE IN QUESTAR GAS MARGIN

3 Months Ended March 31, 2014 vs. 2013
(in millions)
Customer growth	$1.7
Customers switching to transportation service	0.8
Change in rates	2.8
Infrastructure-replacement cost recovery	0.7
Demand-side-management cost recovery	7.8
Other	(0.1)
Increase	$13.7

As of March 31, 2014, Questar Gas served about 952,500 customers, an increase of over 15,000 customers, or 1.6%, compared to 1.5% growth a year ago. Customer growth has gradually accelerated over the past few years. New customers increased margin by $1.7 million for the quarter. The largest change in margin was from demand-side-management (DSM) cost-recovery revenues, but DSM changes are offset by equivalent changes in the program's expenses. Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding DSM costs, were down 3% to $37 per customer for the three months ended March 31, 2014, compared to $38 a year earlier, primarily due to the continuing emphasis on controlling costs even with higher customer growth.
Questar Gas's multi-year infrastructure-upgrade program continues to be focused on improving safety and reliability by replacing older large-diameter high-pressure pipe. Expenditures under this program are recovered under the infrastructure-cost-tracking mechanism originally approved by Utah regulators in 2010, enabling timely inclusion in rate base. Questar Gas recognized $0.7 million of increased margin due to this program in the first quarter of 2014.
In February of this year, the Public Service Commission of Utah issued an order on the Questar Gas general rate case filed in mid-2013. The order authorized an allowed ROE of 9.85%, down from 10.35% previously authorized, and provided a $7.6 million, or 2.6%, revenue increase. Importantly, the order also extended and enhanced the infrastructure-replacement-tracker program to include intermediate high-pressure belt mains and allow recovery of up to $65 million annually, up from $55 million. Questar Gas now expects to increase tracker-related infrastructure-replacement spending up to the $65 million level in 2014, and to maintain annual replacement spending at that level through the five-year plan.
Wexpro
Wexpro's first-quarter 2014 net income rose 21% to $31.8 million, compared to $26.3 million in the first quarter of 2013. Adjusted EBITDA grew 22% to $76.1 million in the current quarter versus $62.4 million last year. Wexpro's total investment base at quarter-end was $687.7 million, 31% higher than the year-ago quarter-end. It earned a 19.3% after-tax return on its average total investment base for the 12 months ended March 31, 2014. This included a 19.7% return on the original Wexpro investment base and an 8.4% return on the acquired assets in the Wexpro II investment base. Under the terms of the original Wexpro Agreement, a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 20% on its average investment base. Under the Wexpro II Agreement, the initial investment in the acquisition earns a return equal to the utility’s cost of capital, initially 8.4%, and subsequent successful development spending would earn the same 20% return as under the original Wexpro Agreement.
Wexpro's efficient operations continue to provide a cost-of-service gas price that remains competitive with the forward price curve of natural gas. Revenues from oil and natural gas liquids (NGL) sales decreased 6% in the quarter compared to the same period in 2013 due to lower volumes. Oil and NGL revenues are shared with Questar

Gas customers. Wexpro's natural gas production currently provides about 60% of the utility's annual gas-supply requirements. A summary of changes in Wexpro's investment base is provided below:
CHANGE IN WEXPRO INVESTMENT BASE

12 Months Ended March 31, 2014
(in millions)
Beginning investment base	$526.8
Property acquisitions	103.7
Successful development wells	161.8
Depreciation, depletion and amortization	(86.1)
Change in deferred income taxes	(18.5)
Ending investment base	$687.7

Wexpro continues to look for opportunities to acquire additional development properties that fit the cost-of-service model in the Wexpro II Agreement that was approved by Utah and Wyoming utility regulators in early 2013. The ability for Wexpro to acquire and develop long-lived and low-cost production located close to Questar’s utility markets provides substantial benefits to both customers and shareholders. Wexpro currently plans to spend an average of $50 million annually on acquisitions that meet those criteria. Such acquisitions and development of cost-of-service properties will help insure the long-term growth of Wexpro’s investment base and earnings beyond the productive life of the properties included in the original 1981 Wexpro Agreement.
Questar Pipeline
Questar Pipeline reported first-quarter 2014 net income of $15.7 million, compared to $15.8 million a year ago. Questar Pipeline generated $44.9 million of Adjusted EBITDA in the first quarter and earned a 10.0% ROE for the 12 months ended March 31, 2014, excluding the $52.4 million after-tax non-cash impairment charge from 2013. The flat net income was primarily due to lower NGL revenues that were largely offset by lower employee-related costs. NGL revenues were down 31% in the first quarter of 2014 compared to the prior-year period, reflecting lower NGL sales volumes, but stable NGL prices. Depreciation and amortization expenses were down due to lower property, plant and equipment levels compared to a year ago. Questar Pipeline's combined O&M and G&A costs were down 1% for the recent quarter when compared to the same quarter in 2013.

A summary of changes in Questar Pipeline revenues is provided below:
CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended March 31, 2014 vs. 2013
(in millions)
Transportation	$0.2
Storage	(0.1)
NGL sales	(0.9)
Other	0.3
Decrease	$(0.5)

At March 31, 2014, Questar Pipeline held net firm-transportation contracts totaling 5,068 thousand decatherms (Mdth) per day, down 1% from 5,119 Mdth per day at March 31, 2013. Overall, revenues were down slightly for the quarter, primarily due to lower NGL sales caused by upstream processing that reduced Questar Pipeline’s opportunities to provide similar processing services. Steady transportation and storage revenues generated by fixed-fee demand tariffs reflect the stability of Questar Pipeline’s transportation and storage contracts in the first quarter of 2014 compared to the same period in 2013.
Questar Pipeline’s Inland California Express project update
Questar Pipeline is continuing development work with its partner, a unit of Spectra Energy, on the Inland California Express (ICE) project to potentially use the western segment of Southern Trails Pipeline to transport crude oil. The western segment extends 96 miles from Whitewater to Long Beach, California. Questar Pipeline extended its agreement with its partner through 2014 to evaluate and potentially recommission this portion of its Southern Trails Pipeline to its original purpose as a crude-oil-transport pipeline and to develop a rail terminal to offload crude into the pipeline for delivery to refineries in Southern California. This project continues in the marketing and engineering phase and a decision whether or not to proceed with the development is expected later in 2014. If the decision is made to proceed, the line could be placed in service by late 2016.
Questar Fueling expansions
Questar Fueling is a leader in the development of high-speed and time-fill CNG-fueling stations for trucking fleet operators and motorists who drive natural gas vehicles. During the first quarter of 2014, Questar Fueling Company announced plans to open new CNG-fueling stations in San Antonio, Texas, and Phoenix, Arizona. Both sites will be anchored by Central Freight Lines and will be open-access stations providing fast-fill

CNG fueling for other fleet operators with medium- and heavy-duty trucks as well as the general public. The stations should open later this year. In April, an additional station was announced for DeSoto, Texas, near the fleet terminals of Dart Transit and Swift Transportation. Questar Fueling has been selected to build two additional CNG stations for Frito-Lay, one in Dallas, Texas, and the second in Bakersfield, California. Plans are also in development for CNG facilities in Connecticut, Kansas and Utah. Questar continues to see significant long-term growth potential for the use of natural gas for transportation.
Corporate and other
Corporate and other operations, which include Questar Fueling, reported a net loss of $2.0 million in the first quarter of 2014, compared to a net loss of $6.2 million in the first quarter of 2013. The reduction was primarily due to lower mark-to-market valuations on deferred compensation and a reduction in state income taxes.
2014 EPS and capital guidance maintained
    Questar management maintained its 2014 EPS guidance range of $1.18 to $1.28 per diluted share, unchanged from the initial guidance provided earlier this year. “With a strong first quarter behind us, we have greater confidence to reiterate our initial 2014 EPS guidance range of $1.18 to $1.28 per share,” Jibson said. “Questar Gas’s strong customer growth and the enhanced infrastructure-replacement program support strong long-term earnings and rate base growth at the utility. Wexpro is actively looking to acquire and develop new and existing natural gas properties and continue to grow its investment base. Questar Pipeline continues to develop projects to maximize the benefit of its businesses for shareholders. And, Questar Fueling is becoming a major player in the developing market of CNG fueling for trucking-fleet operators throughout the United States. We continue to invest for the long-term with the goals of providing superior service to our customers and strong growth with industry-leading returns for our shareholders."
First-Quarter 2014 earnings teleconference
Questar management will discuss first-quarter 2014 results and the outlook for the remainder of 2014 in a conference call with investors Wednesday, April 30, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $5.6 billion, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2013;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.
# # #

For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$396.3	$418.3	$963.2	$912.0
Wexpro	12.3	10.3	47.1	37.2
Questar Pipeline	48.0	48.3	189.2	200.9
Other	0.3	—	0.5	—
Total Revenues	456.9	476.9	1,200.0	1,150.1

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	148.2	199.7	234.4	239.3
Operating and maintenance	55.7	48.2	181.8	172.3
General and administrative	31.5	33.8	118.7	125.5
Retirement incentive	—	—	—	4.9
Production and other taxes	17.9	15.3	60.0	48.9
Depreciation, depletion and amortization	55.3	48.5	201.6	185.9
Asset impairment	—	—	80.6	—
Total Operating Expenses	308.6	345.5	877.1	776.8
Net gain (loss) from asset sales	—	—	(0.2)	2.9
OPERATING INCOME	148.3	131.4	322.7	376.2
Interest and other income	1.8	3.0	8.7	8.6
Income from unconsolidated affiliate	0.9	0.9	3.7	3.7
Interest expense	(15.8)	(14.5)	(58.2)	(57.7)
INCOME BEFORE INCOME TAXES	135.2	120.8	276.9	330.8
Income taxes	(50.1)	(47.9)	(103.5)	(121.1)
NET INCOME	$85.1	$72.9	$173.4	$209.7

EARNINGS PER COMMON SHARE
Basic	$0.48	$0.42	$0.98	$1.20
Diluted	0.48	0.41	0.98	1.19
Weighted-average common shares outstanding
Used in basic calculation	175.7	175.3	175.6	175.6
Used in diluted calculation	176.1	176.1	176.1	176.5
Dividends per common share	$0.18	$0.17	$0.72	$0.6725

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
	(in millions)
Net income	$85.1	$72.9	$173.4	$209.7
Other comprehensive income (loss):
Pension and other postretirement benefits	4.3	7.8	165.3	(31.8)
Interest rate cash flow hedges	0.2	0.2	0.5	0.5
Change in fair value of long-term investment	—	—	(0.1)	0.1
Income taxes	(1.8)	(3.0)	(63.5)	11.9
Net other comprehensive income (loss)	2.7	5.0	102.2	(19.3)
COMPREHENSIVE INCOME	$87.8	$77.9	$275.6	$190.4

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$396.3	$418.3	$963.2	$912.0
Wexpro	12.3	10.3	47.1	37.2
Questar Pipeline	48.0	48.3	189.2	200.9
Other	0.3	—	0.5	—
Total	$456.9	$476.9	$1,200.0	$1,150.1

Revenues from Affiliated Companies
Questar Gas	$—	$0.3	$0.3	$2.0
Wexpro	89.1	72.8	311.1	281.2
Questar Pipeline	19.3	19.5	76.5	75.4
Total	$108.4	$92.6	$387.9	$358.6

Operating Income (Loss)
Questar Gas	$69.8	$64.3	$107.4	$95.4
Wexpro	48.5	39.8	176.4	160.7
Questar Pipeline	30.1	30.2	35.4	122.4
Corporate and other	(0.1)	(2.9)	3.5	(2.3)
Total	$148.3	$131.4	$322.7	$376.2

Net Income (Loss)
Questar Gas	$39.6	$37.0	$55.4	$49.2
Wexpro	31.8	26.3	116.1	105.9
Questar Pipeline	15.7	15.8	8.1	63.9
Corporate and other	(2.0)	(6.2)	(6.2)	(9.3)
Total	$85.1	$72.9	$173.4	$209.7

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	43.9	53.1	105.7	105.7
Industrial sales	1.1	1.2	4.3	4.7
Transportation for industrial customers	20.5	16.9	68.1	63.3
Total industrial	21.6	18.1	72.4	68.0
Total deliveries	65.5	71.2	178.1	173.7

Natural gas revenue (per dth)
Residential and commercial sales	$8.57	$7.53	$8.39	$7.95
Industrial sales	$6.63	$5.85	$6.67	$5.85
Transportation for industrial customers	$0.21	$0.21	$0.22	$0.20
Colder (warmer) than normal temperatures	(16%)	18%	(8%)	(2%)
Temperature-adjusted usage per customer (dth)	50.0	47.6	110.4	105.5
Customers at March 31, (thousands)	953	937

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	18.5	15.4	62.3	57.9
Natural gas - sales (Bcf)	0.4	—	1.8	—
Oil and NGL (Mbbl)	166	165	618	674
Natural gas average sales price (per Mcf)	$4.68	$—	$3.97	$—
Oil and NGL average sales price (per bbl)	$84.60	$83.22	$85.58	$79.60
Investment base at March 31, (in millions)	$687.7	$526.8

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	169.7	181.8	741.3	783.3
For Questar Gas	46.2	51.9	113.8	115.8
Total transportation	215.9	233.7	855.1	899.1

Transportation revenue (per dth)	$0.23	$0.21	$0.23	$0.22
Net firm-daily transportation demand at March 31, (Mdth)	5,068	5,119
Natural gas processing
NGL sales (Mbbl)	32	47	148	238
NGL average sales price (per bbl)	$62.18	$62.64	$58.53	$58.23

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	March 31,	December 31,
	2014	2013	2013
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$5.6	$7.2	$16.0
Accounts receivable, net	130.6	141.2	123.8
Unbilled gas accounts receivable	56.3	50.5	93.4
Inventories	31.9	39.8	63.7
Current regulatory assets	29.8	31.3	35.8
Prepaid expenses and other	7.5	6.8	9.5
Deferred income taxes - current	14.5	17.2	9.7
Total Current Assets	276.2	294.0	351.9
Property, Plant and Equipment	5,723.5	5,399.4	5,674.7
Accumulated depreciation, depletion and amortization	(2,121.6)	(2,011.0)	(2,071.7)
Net Property, Plant and Equipment	3,601.9	3,388.4	3,603.0
Investment in unconsolidated affiliate	25.2	26.1	25.6
Noncurrent regulatory and other assets	71.1	68.2	73.8
TOTAL ASSETS	$3,974.4	$3,776.7	$4,054.3

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt	$157.0	$202.0	$276.0
Accounts payable and accrued expenses	229.9	222.8	264.8
Current regulatory liabilities	17.2	36.8	14.1
Current portion of long-term debt and capital lease obligation	0.9	2.8	0.9
Total Current Liabilities	405.0	464.4	555.8
Long-term debt and capital lease obligation, less current portion	1,284.7	1,137.6	1,285.5
Deferred income taxes	712.6	636.1	707.2
Noncurrent regulatory and other liabilities	315.9	452.5	307.0
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,256.2	1,086.1	1,198.8
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$3,974.4	$3,776.7	$4,054.3

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended
	March 31,
	2014	2013
	(in millions)
OPERATING ACTIVITIES
Net income	$85.1	$72.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	57.2	50.2
Deferred income taxes	(1.2)	25.4
Share-based compensation	3.2	3.1
(Income) from unconsolidated affiliate	(0.9)	(0.9)
Distributions from unconsolidated affiliate and other	1.6	1.5
Changes in operating assets and liabilities	67.9	53.8
NET CASH PROVIDED BY OPERATING ACTIVITIES	212.9	206.0

INVESTING ACTIVITIES
Property, plant and equipment	(69.7)	(84.0)
Cash used in disposition of assets	(0.9)	(0.5)
Proceeds from disposition of assets	—	0.1
NET CASH USED IN INVESTING ACTIVITIES	(70.6)	(84.4)

FINANCING ACTIVITIES
Common stock	(2.3)	(1.7)
Long-term debt and capital lease obligation repaid	(0.3)	(40.1)
Change in short-term debt	(119.0)	(61.0)
Dividends paid	(31.6)	(29.8)
Tax benefits from share-based compensation	0.5	1.4
NET CASH USED IN FINANCING ACTIVITIES	(152.7)	(131.2)
Change in cash and cash equivalents	(10.4)	(9.6)
Beginning cash and cash equivalents	16.0	16.8
Ending cash and cash equivalents	$5.6	$7.2

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

1. Management believes that net income, diluted earnings per common share and return on average common equity (ROE) before the third-quarter 2013 impairment of the eastern segment of Questar Pipeline's Southern Trails Pipeline are useful measures to assess ongoing results of operations because of the impairment charge's infrequent and nonrecurring nature.

The following table reconciles GAAP net income and diluted earnings per common share to non-GAAP adjusted earnings and diluted earnings per common share before the third-quarter 2013 impairment of the eastern segment of Southern Trails Pipeline for the 12 months ended March 31, 2014. The table also reconciles GAAP ROE to non-GAAP adjusted ROE before the impairment charge for the same period.

	Questar Consolidated	Questar Pipeline
	12 Months Ended
	March 31, 2014
	(in millions, except EPS)
Net income [1]	$173.4	$8.1
Asset impairment charge	80.6	80.6
Income taxes on asset impairment charge	(28.2)	(28.2)
After-tax asset impairment charge	52.4	52.4
Adjusted earnings before asset impairment charge [2]	$225.8	$60.5

EARNINGS PER COMMON SHARE
Diluted earnings per share	$0.98
Diluted loss per share attributable to asset impairment	0.29
Adjusted diluted earnings per share before asset impairment	$1.27
Weighted-average common shares outstanding
Used in diluted calculation	176.1

Return on Average Common Equity
Average common shareholders' equity [3]	$1,171.2	$579.5
Change in average shareholders' equity attributable to asset impairment	26.2	26.2
Average common shareholders' equity before asset impairment [4]	$1,197.4	$605.7

Return on average common equity [1] ÷ [3]	14.8%	1.4%
Change in ROE attributable to asset impairment charge	4.1%	8.6%
Adjusted ROE before asset impairment charge [2] ÷ [4]	18.9%	10.0%

2. Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended March 31, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$85.1	$39.6	$31.8	$15.7	$(2.0)
Interest expense	15.8	7.1	—	6.5	2.2
Income taxes	50.1	24.4	17.0	9.1	(0.4)
Depreciation, depletion and amortization	55.3	13.2	27.3	13.6	1.2
Adjusted EBITDA	$206.3	$84.3	$76.1	$44.9	$1.0

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended March 31, 2013:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$72.9	$37.0	$26.3	$15.8	$(6.2)
Interest expense	14.5	5.8	—	6.5	2.2
Income taxes	47.9	22.7	14.7	9.1	1.4
Depreciation, depletion and amortization	48.5	12.1	21.4	14.1	0.9
Adjusted EBITDA	$183.8	$77.6	$62.4	$45.5	$(1.7)

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the 12 months ended March 31, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$173.4	$55.4	$116.1	$8.1	$(6.2)
Interest expense	58.2	23.6	0.1	25.8	8.7
Income taxes	103.5	33.6	64.3	7.0	(1.4)
Depreciation, depletion and amortization	201.6	50.8	91.7	55.0	4.1
Net loss from asset sales	0.2	—	0.2	—	—
Asset impairment	80.6	—	—	80.6	—
Adjusted EBITDA	$617.5	$163.4	$272.4	$176.5	$5.2

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the 12 months ended March 31, 2013:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$209.7	$49.2	$105.9	$63.9	$(9.3)
Interest expense	57.7	23.1	—	26.2	8.4
Income taxes	121.1	28.6	58.0	36.9	(2.4)
Depreciation, depletion and amortization	185.9	47.5	80.1	54.9	3.4
Net (gain) from asset sales	(2.9)	—	(0.2)	(2.7)	—
Retirement incentive	4.9	2.4	0.2	0.9	1.4
Adjusted EBITDA	$576.4	$150.8	$244.0	$180.1	$1.5